  As filed with the Securities and Exchange Commission on September 11, 2007
Registration No. 333-50130
Registration No. 333-128512

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Key Technology, Inc.

(Exact name of registrant as specified in its charter)

Oregon	93-0822509
(State or other jurisdiction of of incorporation or organization)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington	99362
(Address of principal executive offices)	(Zip Code)

2003 Restated Employees' Stock Incentive Plan

(Full title of the plan)

David M. Camp
150 Avery Street
Walla Walla, Washington  99362
(509) 529-2161

(Name, address and telephone number of agent for service)

Copies to:

Thomas P. Palmer
Tonkon Torp LLP
1600 Pioneer Tower
888 S.W. Fifth Avenue
Portland, Oregon  97204
(503) 221-1440

Explanatory Note

On November 1, 1993, 250,000 shares of common stock under the Key Technology, Inc. (the "Company") 2003 Restated Employees' Stock Incentive Plan (the "Plan"), then known as the 1989 Employees' Stock Option Plan, were registered on a Form S-8 filed with the Securities and Exchange Commission (Registration No. 33-71108).  The Plan was amended in 1996 to increase the number of shares authorized under the Plan from 250,000 to 750,000 shares.  The name of the Plan was changed at that time from the 1989 Employees' Stock Option Plan to the 1996 Employees' Stock Option Plan.  The Plan was amended in 2000 to increase the number of shares authorized under the Plan from 750,000 to 1,250,000 shares.  On November 17, 2000, the 1,000,000 shares added to the Plan in 1996 and 2000 were registered on a Form S-8 (Registration No. 333-50130).  The name of the Plan was changed in 2004 from the 1996 Employees' Stock Option Plan to the 2003 Restated Employees' Stock Incentive Plan.  The Plan was further amended at that time to extend its term through November 11, 2013, authorize grants of restricted stock awards, and authorize the Compensation Committee of the Board of Directors to extend the exercise period of an option following the death or disability of an employee, as well as to increase the number of shares authorized under the Plan by 100,000, bringing the aggregate total shares authorized under the Plan to 1,350,000.  On September 23, 2005, the additional 100,000 shares authorized under the Plan in 2004 were registered on a Form S-8 (Registration No. 333-128512).

Pursuant to Rule 429(b) under the Securities Act of 1933, as amended (the "Securities Act"), this document constitutes Post-Effective Amendment No. 1 to Registration Statement Nos. 333-50130 and 333-128512.  On the immediately following pages is a reoffer prospectus prepared in accordance with General Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and Pursuant to Rule 429(a). The reoffer prospectus is a combined prospectus which relates to (i) 1,000,000 shares of common stock registered on Registration Statement No. 333-50130, and (ii) 100,000 shares of common stock registered on Registration Statement No. 333-128512.  The reoffer prospectus may be used for reoffers of shares of common stock defined as "control securities" under General Instruction C to Form S-8 (as that term is defined in Rule 144(a)(3) of the General Rules and Regulations under the Securities Act) pursuant to grants made under the Plan.

REOFFER PROSPECTUS

KEY TECHNOLOGY, INC.

61,338 Shares of Common Stock

This reoffer prospectus (this "prospectus" or "reoffer prospectus") is being used in connection with the offering from time-to-time by certain directors and officers of Key Technology, Inc. (the "selling shareholders") or their successors in interest of shares of restricted common stock (the "shares" or "common stock") of Key Technology, Inc. issued to or that may be issued to the selling shareholders pursuant to Key Technology's 2003 Restated Employees' Stock Incentive Plan (the "Plan").  The Plan was originally known as the 1989 Employees' Stock Option Plan.  Its name was changed in 1996 to the 1996 Employees' Stock Option Plan, and in 2004 its name was changed to the 2003 Restated Employees' Stock Incentive Plan.  Unless the context clearly indicates otherwise, the terms "we," "us," "our," "Key" or the "Company" refer to Key Technology, Inc. and its operating subsidiaries.

Shares of common stock offered by selling shareholders	61,338

Offering price
The shares will be sold from time-to-time by the selling shareholders or by their pledgees, donees, transferees or other successors in interest.  Such sales may be made on the Nasdaq Global Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.  On September 6, 2007, the closing sales price of the Company's common stock on the Nasdaq Global Market was $29.39 per share.

Nasdaq Global Market Symbol	KTEC

______________________________________________

The common stock involves a high degree of risk.  See "Risk Factors" beginning on page 5.

______________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

______________________________________________

The date of this prospectus is September 11, 2007.

______________________________________________

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus.  You may request a copy of all documents that are incorporated by reference into this prospectus by writing or calling Key Technology at the following address:  Attention: Gordon Wicher, Secretary, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362, telephone (509) 529-2161.  Copies of all documents requested will be provided without charge (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus).

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all the information that is important to you.  Before making an investment decision, you should read carefully the entire document, including the "Risk Factors" section, and the information incorporated by reference.

Key Technology, Inc.

Key Technology, Inc., headquartered in Walla Walla, Washington, is a worldwide leader in the design and manufacture of process automation systems for the food processing and industrial markets. The Company’s products integrate electro-optical inspection and sorting, specialized conveying and product preparation equipment, which allow processors to improve quality, increase yield and reduce cost. Key has manufacturing facilities in Washington, Oregon and the Netherlands, and worldwide sales and service coverage.

Our principal executive office is located at 150 Avery Street, Walla Walla, Washington 99362.  Our telephone number is (509) 529-2161.  Our website is located at http://www.key.net.  Information contained on our website or any other website does not constitute a part of this prospectus.

Where You Can Find More Information

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  In accordance with the Exchange Act, we file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission").  You may inspect and copy any document we file at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549.  You may also purchase copies of our filings by writing to the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available on the SEC's website at http://www.sec.gov.

Incorporation Of Certain Documents By Reference

This prospectus is part of a Registration Statement on Form S-8 that the Company filed with the SEC in accordance with the requirements of Part I of Form S-3 and General Instruction C of the instructions to Form S-8.  The SEC permits this filing to "incorporate by reference" information that the Company previously filed with the SEC.  This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC.  The information that is incorporated by reference is considered part of this prospectus, except for any information furnished to but not filed with the SEC.  Information that the Company files later will automatically update and may supersede this information.  For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006;

(b)	The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006, March 31, 2007, and June 30, 2007;

(c)
The Company's Current Reports on Form 8-K filed on November 21, 2006, December 22, 2006, January 31, 2007, February 8, 2007, February 12, 2007, March 21, 2007, April 30, 2007, May 3, 2007, July 9, 2007, and August 9, 2007; and

(d)
The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 24, 1993 by which the Company's common stock was registered under Section 12 of the Exchange Act, and the description of common stock incorporated therein by reference to the Registration Statement on Form S-1 (Registration No. 333-6194) filed with the Commission on May 24, 1993, as amended by Amendment No. 1 filed with the Commission on July 2, 1993 and Amendment No. 2 filed with the Commission on July 13, 1993 and declared effective on July 15, 1993, under the caption "Description of Capital Stock" therein.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any report or portion thereof furnished to but not filed with the SEC), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference into this prospectus by writing or calling us at the following address and number:  Attention:  Gordon Wicher, Secretary, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362, telephone (509) 529-2161.  We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

FORWARD-LOOKING INFORMATION

            This reoffer prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, including without limitation, statements as to expectations, beliefs and strategies regarding the future.  Such forward-looking statements may be included in, but are not limited to, press releases, oral statements made with the approval of an authorized executive officer of the Company, or various filings made by the Company with the SEC.  These statements are only predictions that are based, in part, on assumptions involving judgments about future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.  Actual events or results may differ materially.  In evaluating these statements, you should specifically consider various facts, including the risks outlined in the "Risk Factors" section.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We do not undertake to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors described below, together with all of the other information in this prospectus, before making an investment decision. The trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or part of your investment.

Adverse economic conditions in the food processing industry, either globally or regionally, may adversely affect the Company’s revenues.

The markets the Company serves, particularly the food processing industry, are experiencing variable economic conditions. The U.S. and European markets in the food processing industry are not growing and are experiencing consolidation. Additionally, varying consumer demand, product supply, and plant capacity, most notably in the potato market, could result in reduced or deferred capital equipment purchases for the Company’s product lines. While the Company has reacted to these developments with applications directed to the growing fresh vegetable and fruit industries as well as the pharmaceutical and nutraceutical industries, loss of business, particularly in the potato industry, would have a negative effect on the Company’s sales and net earnings.

Competition and advances in technology may adversely affect sales and prices.

The markets for the Company’s products are highly competitive. Advances in technology may remove some barriers to market entry, enabling additional competitors to enter the Company’s markets. Such additional competition could force the Company to reduce prices to remain competitive, and decrease the Company’s profits, having a material adverse affect on the Company’s business and financial condition. There can be no assurance that the Company will be able to continue to compete effectively in the future.

The Company’s new products may not compete successfully in either existing or new markets.

The future success and growth of the Company is dependent upon its ability to develop, market, and sell products and services in certain food processing markets as well as to introduce new products into other existing and potential markets. There can be no assurance the Company can successfully penetrate these potential markets or expand into new international markets with its current or new products.

The limited availability and possible cost fluctuations of materials used in the Company’s products could adversely affect the Company’s business.

Certain of the components, subassemblies and materials for the Company’s products are obtained from single sources or a limited group of suppliers. Although the Company seeks to reduce dependence on sole or limited source suppliers, the partial or complete loss of certain of these sources could have an adverse effect on the Company’s results of operations and customer relationships. In addition, certain basic materials, such as stainless steel, are used extensively in the Company’s product fabrication processes. Such basic materials may also be subject to worldwide shortages or price fluctuations related to the supply of or demand for raw materials, such as nickel, which are used in their production by the Company’s suppliers. A significant increase in the price or decrease in the availability of one or more of these components, subassemblies or basic materials could also adversely affect the Company’s results of operations. In the recent past, the high price of stainless steel worldwide resulted in higher component costs and reduced margins on certain product lines.

The inability to protect its intellectual property, especially as the Company expands geographically, may adversely affect the Company’s competitive advantage.

The Company’s competitive position may be affected by its ability to protect its proprietary technology. The Company has obtained certain patents and has filed a number of patent applications. The Company also anticipates filing applications for protection of its future products and technology. There can be no assurance that any such patents will provide meaningful protection for the Company’s product innovations, or that the issuance of a patent will give the Company any material advantage over its competition in connection with any of its products. The Company may experience additional intellectual property risks in international markets where it may lack patent protection. The patent laws of other countries, such as China, may differ from those of the U.S. as to the patentability of the Company’s products and processes. Moreover, the degree of protection afforded by foreign patents may be different from that of U.S. patents.

Intellectual property-related litigation expenses and other costs resulting from infringement claims asserted against the Company by third parties may adversely affect the Company’s results of operations and its customer relations.

The technologies used by the Company may infringe the patents or proprietary technology of others. In the past, the Company has been required to initiate litigation to protect its patents. The cost of enforcing the Company’s patent rights in lawsuits that the Company may bring against infringers or of defending the Company against infringement charges by other patent holders or other third parties, including customers, may be high and could have an adverse effect on the Company’s results of operations and its customer relations.

The cost of compliance with the internal control requirements of Section 404 of the Sarbanes-Oxley Act is expected to materially impact future earnings.

The Sarbanes-Oxley Act of 2002 as well as rules subsequently implemented by the SEC and the NASDAQ Stock Market, have required, and will require, changes to some of our accounting and corporate governance practices, including a report on our internal controls as required by Section 404 of the Sarbanes-Oxley Act. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. In addition to our current search for a Chief Financial Officer, we may need to hire additional accounting and financial staff with appropriate experience and technical accounting knowledge. The outcomes of these processes are uncertain. The increased costs associated with these compliance activities will decrease our net income and may require us to reduce costs in other areas of our business. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

We are also required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002. Beginning with the Annual Report on Form 10-K for the fiscal year ending September 30, 2007, we will be required to furnish a report by our management on our internal control over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, including a statement as to whether or not our internal control over financial reporting is effective. Such report will also contain a statement that our independent registered public accounting firm has issued an attestation report on management’s assessment of such internal controls, and an independent opinion on the effectiveness of such internal controls. We cannot predict with any certainty the outcome and content of these reports.

THIS OFFERING

Certain selling shareholders may offer and sell, from time to time, up to 61,338 shares of our common stock.  These shares of restricted stock were granted pursuant to the Plan to the selling shareholders after the filing of the registration statements of which this prospectus is a part, but prior to the filing of this prospectus.

We will pay the expenses of preparing this prospectus and amending the related registration statement.  All brokerage commissions and other expenses incurred in connection with sales by the selling shareholders will be borne by such selling shareholders.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares covered by this prospectus.

SELLING SHAREHOLDERS

The table below sets forth the following information regarding the beneficial ownership of common stock held by the selling shareholders as of August 31, 2007:  (i) the name and position of each selling shareholder who may sell common stock pursuant to this prospectus; (ii) the number of shares of common stock owned by each selling shareholder as of the date above; (iii) the number of shares of common stock offered under this prospectus, which includes shares of restricted stock granted to the selling shareholders pursuant to the Plan that are no longer subject to restrictions or that may be subject to restrictions that have not yet lapsed; and (iv) the amount and percentage of common stock to be owned by each such selling shareholder if such selling shareholder were to sell all of the shares of common stock which may offered pursuant to this prospectus.

Name and Position of Selling Security Holder	Number of Shares Owned Prior to Offering(1)	Number of Shares to be Offered(2)	Number of Shares Owned/Percentage After Offering(3)
Charles H. Stonecipher, Chairman and Director	14,331	5,581	8,750/*
David M. Camp, President and Chief Executive Officer, Director	22,690	21,602	1,088/*
John E. Pelo, Director	48,831	5,581	43,250/*
Michael L. Shannon, Director	155,581	5,581	150,000/2.73%
Donald A. Washburn, Director	51,781	5,581	46,200/*
Richard Lawrence, Director	662	662	0/*
Gordon Wicher, Senior Vice President and General Manager of Americas and Asia, Secretary	101,996	12,500	89,496/1.63%
James R. Brausen, Corporate Controller	1,600	1,000	600/*
Dennis T. Hopwood, Director of Human Resources	1,250	1,250	0/*
James D. Ruff, Vice President of Research and Development	12,246	2,000	10,246/*
Total	410,968	61,338	N/A

* Less than 1%

(1)
For purposes of this table, the number of shares of common stock includes all shares of common stock that may be acquired upon the exercise of options or warrants that are exercisable within 60 days of the date of this prospectus.

(2)
For purposes of this table, the number of shares of common stock offered includes the number of shares of restricted stock granted to the security holder under the Plan, regardless of whether the restrictions on such shares of restricted stock have lapsed.  The number of shares of common stock offered does not include shares of common stock which may be acquired upon the exercise of options or shares of restricted stock that may be granted under the Plan in the future to the selling shareholders, which information is not currently known.

(3)	Applicable percentage of ownership is based on 5,499,011 shares of common stock outstanding on August 31, 2007.

PLAN OF DISTRIBUTION

The selling shareholders have not advised us of any specific plan for distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time-to-time by the selling shareholders or by their pledgees, donees, transferees or other successors in interest.  Such sales may be made over-the-counter on the Nasdaq Global Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144, promulgated under the Securities Act, may be sold under Rule 144 rather than pursuant to this prospectus.  The shares may be sold by one or more of the following:  (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases.  In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.  Brokers or dealers will receive commissions or discounts from the selling shareholders in amounts to be negotiated immediately prior to the sale.  Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commission received by them and any profit realized by them on the resales of shares as principals may be deemed underwriting compensation under the Securities Act.

EXPERTS

The consolidated financial statements incorporated into this prospectus by reference from the Company's Annual Report on Form 10-K, filed with the SEC on December 13, 2006, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.  The consolidated financial statements for the year ended September 30, 2004,  incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Part II, Item 6 of the Post-effective amendment to the Registration Statement of which this reoffer prospectus forms a part, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference into this registration statement:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006;

(b)	The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006, March 31, 2007, and June 30, 2007;

(c)
The Company's Current Reports on Form 8-K filed on November 21, 2006, December 22, 2006, January 31, 2007, February 8, 2007, February 12, 2007, March 21, 2007, April 30, 2007, May 3, 2007, July 9, 2007, and August 9, 2007; and

(d)
The description of common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 24, 1993 by which the Company's common stock was registered under Section 12 of the Exchange Act, and the description of common stock incorporated therein by reference to the Registration Statement on Form S-1 (Registration No. 333-6194) filed with the Commission on May 24, 1993, as amended by Amendment No. 1 filed with the Commission on July 2, 1993 and Amendment No. 2 filed with the Commission on July 13, 1993 and declared effective on July 15, 1993, under the caption "Description of Capital Stock" therein.

All documents filed by the Company subsequent to those listed above with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Nothing in this Registration Statement shall be deemed to incorporate by reference information furnished to but not filed with the Commission.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

A member of Tonkon Torp LLP, legal counsel to the Company, is the Assistant Secretary of the Company and owns 17,500 shares of the Company's common stock.

Item 6.  Indemnification of Directors and Officers

The Oregon Business Corporation Act (the "Act") authorizes the indemnification of a director or officer made party to a proceeding because the director or officer is or was a director or officer against liability (including amounts paid in settlement) incurred in the proceeding and against expenses with respect to the proceeding (including attorney fees) if:  (a) the conduct of the director or officer was in good faith, (b) the director or officer reasonably believed that his conduct was in the best interests of the corporation or at least not opposed to its best interests, (c) in the case of a criminal proceeding, the director or officer had no reasonable cause to believe his conduct was unlawful, (d) in the case of any proceeding by or in the right of the corporation, unless a court otherwise determines, if such director or officer shall not have been adjudged liable, and (e) in connection with any other proceeding charging improper personal benefit to the director or officer, unless a court otherwise determines, in which the director or officer was not adjudged liable on the basis that personal benefit was improperly received by the director or officer.  The Company's Restated Articles of Incorporation, as amended, and Restated Bylaws, as amended, allow the Company to indemnify directors and officers to the fullest extent permissible by law.

The Act further provides that the articles of incorporation of a corporation may provide that no director shall be personally liable to a corporation or its shareholders for monetary damages for conduct as a director, except that such provision does not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any unlawful distribution as defined under the Act, or (iv) for any transaction from which the director derived an improper personal benefit.  The Company's Restated Articles of Incorporation, as amended, provide that, to the fullest extent permissible by law, no director shall be personally liable to the Company or its shareholders for monetary damages.

The Company has entered into indemnification agreements with each director and certain officers that indemnify them to the full extent authorized or permitted by the Act.

The Company has purchased directors' and officers' liability insurance.  Subject to conditions, limitations and exclusions in the policy, the insurance covers amounts required to be paid for a claim or claims made against directors and officers for any act, error, omission, misstatement, misleading statement or breach of duty by directors and officers in their capacity as directors and officers of the Company.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes

(a)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statements (Nos. 333-50130 and 333-128512) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walla Walla, State of Washington on September 11, 2007.

KEY TECHNOLOGY, INC.

By	/s/ David M. Camp
David M. Camp
President and Chief Executive Officer

By	/s/ James R. Brausen
James R. Brausen
Corporate Controller, Principal Financial and Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David M. Camp his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all registration statements on Form S-8 for the registration of the shares of common stock, no par value, of the Corporation to be issued pursuant to the 2003 Restated Employees' Stock Incentive Plan, and for the registration of the shares of common stock acquired by certain officers and directors of the Corporation pursuant to the exercise of stock options, and to sign any and all amendments or post-effective amendments to such registration statement, including amendments or supplements to the prospectus contained in any such registration statement and the addition or amendment of exhibits and other documents in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to registration statements Nos. 333-50130 and 333-128512 has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacities	Date

/s/ Charles H. Stonecipher	Chairman and Director
Charles H. Stonecipher		September 11, 2007

/s/ David M. Camp	President, Chief Executive
David M. Camp	Officer and Director	September 11, 2007

/s/ Richard Lawrence	Director
Richard Lawrence		September 11, 2007

/s/ John E. Pelo	Director
John E. Pelo		September 11, 2007

Director
Michael L. Shannon		September 11, 2007

Director
Donald A. Washburn		September 11, 2007

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1
Restated Articles of Incorporation (filed as Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 33-63194) filed with the Securities and Exchange Commission on May 24, 1993 and incorporated herein by reference)

4.2	Restated Bylaws dated February 7, 2001 (filed as Exhibit 3.2 to the Form 10-Q filed with the Securities and Exchange Commission on May 15, 2002 and incorporated herein by reference)

4.3
2003 Restated Employees' Stock Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement for the 2004 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on January 5, 2004)

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Grant Thornton LLP*

24.1	Power of Attorney (included on the signature pages of this registration statement)

* Filed herewith